Exhibit 99.2

NEW SOURCE ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On March 29, 2013, the Partnership acquired oil and natural gas properties (the “Acquisition Properties”) pursuant to contribution agreements dated March 29, 2013 (the “Contribution Agreements”) involving New Source Energy Corporation, a Delaware corporation (“NSEC”), Scintilla, LLC, an Oklahoma limited liability company (“Scintilla”) and W.K. Chernicky, LLC, an Oklahoma limited liability company (“WKC” and, collectively with NSEC and Scintilla, the “Contributors”). The acquisition of the Acquisition Properties is pursuant to the Contribution Agreements by and between the Partnership and each of the Contributors. As consideration for the Acquisition Properties, the Partnership issued an aggregate of 1,378,500 common units representing limited partner interests in the Partnership (“Common Units”) to the Contributors. The Contribution Agreements contain representations and warranties, covenants and indemnification provisions..

The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of the Acquisition Properties operations included in the Partnership's financial statements from the date of acquisition.

The accompanying financial statements illustrate the effect of the acquisition ("Pro Forma") on the Partnership's financial position and result of operations. The balance sheet as of December 31, 2012 is based on the historical balance sheet of the Partnership as of that date and assumes the acquisition took place on that date. The statement of operations for the year ended December 31, 2012 is based on the historical statement of operations of the Partnership and the Acquisition Properties for that period. The pro forma statement of operations assumes the acquisition took place on January 1, 2012.

The pro forma financial statements may not be indicative of the actual results of the acquisition. The accompanying pro forma financial statements should be read in connection with our Annual Report on Form 10-K for the year ended December 31, 2012 and on our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

NEW SOURCE ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2012

(in thousands)

	NSLP Historical	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Oil and natural gas sales receivable	$5,621	$-		$5,621
Oil and natural gas sales receivable—related parties	42	-		42
Derivative assets	25	-		25

Total current assets	5,688	-		5,688

Property and equipment:
Oil and natural gas properties, at cost, using full cost method:
Proved oil and natural gas properties	202,795	29,316	(a)	232,111
Prepaid drilling and completion costs	1,000	-		1,000
Accumulated depreciation, depletion, and amortization	(112,372)	-		(112,372)

Total property and equipment, net	91,423	29,316		120,739

Loan fees, net	1,508	-		1,508
Deferred offering costs	1,315	-		1,315

Total assets	$99,934	$29,316		$129,250

LIABILITIES AND PARENT NET INVESTMENT
Current liabilities:
Accounts payable	$-	$-		$-
Accounts payable—related parties	1,564	-		1,564
Accrued liabilities	259	-		259
Accrued income taxes	103	-		103
Derivative obligations	47	-		47

Total current liabilities	1,973	-		1,973
Long-term related party payables	345	-		345
Credit facility—long-term portion	68,000	-		68,000
Derivative obligations	107	-		107
Asset retirement obligation	1,510	1,333	(a)	2,843
Deferred tax liability	12,024	-		12,024

Total liabilities	83,959	1,333		85,292

Commitments and contingencies
Parent net investment
Parent net investment	15,975	27,983	(a)	43,958

Total liabilities and parent net investment	$99,934	$29,316		$129,250

See Note 2 for footnotes describing the pro forma amounts.

The accompanying notes are an integral part of these financial statements.

NEW SOURCE ENERGY PARTNER L.P.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(In thousands)

	NSLP Historical	Acquired Assets Historical	Pro Forma Adjustments		Pro Forma

REVENUES
Oil sales	$5,570	$3,802	$-		$9,372
Natural gas sales	6,030	2,089	-		8,119
Natural gas liquids sales	23,996	6,057	-		30,053

Total revenues	35,596	11,948	-		47,544

OPERATING COSTS AND EXPENSES
Oil and natural gas production expenses	6,217	5,128	-		11,345
Oil and natural gas production taxes	1,144	504	-		1,648
General and administrative	12,660	-	-		12,660
Depreciation, depletion, and amortization	14,409	-	4,205	(b)	18,614
Accretion expense	116	-	-		116

Total operating costs and expenses	34,546	5,632	4,205		44,383

Operating income	1,050	6,316	(4,205)		3,161
OTHER INCOME (EXPENSE)
Interest expense	(3,202)	-	-		(3,202)
Realized and unrealized gains from derivatives	7,057	-	-		7,057

Income before income taxes	4,905	6,316	(4,205)		7,016
Income tax expense	1,796	-	-		1,796

Net income	$3,109	$6,316	$(4,205)		$5,220

See Note 2 for footnotes describing the pro forma amounts.

The accompanying notes are an integral part of these financial statements.

1.      Basis of Presentation:

The financial statements included in this report present a pro forma combined balance sheet and pro forma combined results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by New Source Energy Partners L.P. ("NSLP").

The unaudited pro forma combined balance sheet as of December 31, 2012 included in this report gives effect to NSLP's March 29, 2013 acquisition of certain oil and natural gas properties (the “Acquisition Properties”) assuming the acquisition occurred on December 31, 2012. The Acquisition Properties are primarily located in the Golden Lane Field where all of the Partnership’s current assets are located and in the Luther Field, which is adjacent to the Golden Lane Field. The effective date of the acquisition of the Acquisition Properties was March 1, 2013.

The unaudited pro forma combined balance sheet as of December 31, 2012 is derived from the historical consolidated financial statements of NSLP and the purchase price allocation of the Acquisition Properties.

The unaudited pro forma combined statement of operations for the year ended December 31, 2012 gives effect to the acquisition of the Acquisition Properties assuming the acquisition occurred on January 1, 2012 and is derived from the historical consolidated financial statements of NSLP, the historical statements of revenues and direct operating expenses of the Acquisition Properties and pro forma adjustments based on assumptions NSLP has deemed appropriate.

The related pro forma adjustments are described below. In the opinion of NSLP's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commission’s (the "SEC") Regulation S-X, the pro forma combined financial statements. No adjustments have been made to reflect pro forma income taxes or earnings per unit, as the accounts shown are those of NSLP’s predecessor, a taxable entity, and in February 2013, in connection with its initial public offering, NSLP became a nontaxable entity. Therefore, such adjustments would not be meaningful.

The unaudited pro forma combined balance sheet and statement of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the acquisition of the Acquisition Properties had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and elsewhere in NSLP's reports and filings with the SEC. The unaudited pro forma combined balance sheet and statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 and on our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the Acquired Properties reflected therein as filed herewith by NSLP with the SEC.

2.     Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

a.      On March 29, 2013, NSLP closed the acquisition of the Acquisition Properties in exchange for 1,378,500 common units. The allocation of purchase price to the fair value of the acquired assets and liabilities assumed was as follows:

(In thousands)

Proved oil and natural gas properties including related equipment	$29,316
Future abandonment costs	(1,333)
Fair value of net assets acquired	$27,983

To record the acquisition of the Acquisition Properties.

         To reflect the units issued in March 2013 to fund the acquisition of the Acquisition Properties (1,378,500 units x $20.30/unit or $27,983,550). The increase to equity is recorded to parent net investment since the Company’s initial public offering of common units was not completed until after December 31, 2012. Accordingly, no pro forma earnings per common unit is presented.

b.      To record the incremental depreciation, depletion and amortization using full cost method.

3.      Oil, Natural Gas and NGL Reserve Disclosures

The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves for the year ended December 31, 2012, giving effect to the acquisition of the Acquisition Properties. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact:

	Oil (Bbls)
	NSLP Historical	Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	953,430	220,823	1,174,253
Revisions	(469,630)	(2,670)	(472,300)
Extensions and discoveries	106,400	29,580	135,980
Production	(61,010)	(42,093)	(103,103)
Balance, December 31, 2012	529,190	205,640	734,830

	Natural Gas (Mcf)
	NSLP Historical	Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	21,605,810	4,350,439	25,956,249
Revisions	1,295,502	(110,770)	1,184,732
Extensions and discoveries	3,512,130	1,332,730	4,844,860
Production	(2,278,342)	(867,759)	(3,146,101)
Balance, December 31, 2012	24,135,100	4,704,640	28,839,740

	NGL (Bbls)
	NSLP Historical	Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	9,307,940	1,775,981	11,083,921
Revisions	57,825	(57,140)	685
Extensions and discoveries	1,049,350	386,350	1,435,700
Production	(711,195)	(202,901)	(914,096)
Balance, December 31, 2012	9,703,920	1,902,290	11,606,210

	December 31, 2012
	NSLP Historical	Acquisition Properties	Pro Forma Total
Total Proved Developed Reserves:
Oil (Bbls)	249,140	175,340	424,480
Natural Gas (Mcf)	11,980,390	3,371,570	15,351,960
NGL (Bbls)	6,182,620	1,515,640	7,698,260

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2012, giving effect to the Acquisition Properties as if the transaction had occurred on January 1, 2012. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2012 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of NSLP's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2012 as well as to the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from the Contributors for a discussion of the assumptions used in preparing the information presented.

	Year Ended December 31, 2012
	NSLP Historical	Acquisition Properties	Pro Forma Total
	(In thousands)
Future production revenues	$435,670	$95,198	$530,868
Future costs:
Production	(121,541)	(31,112)	(152,653)
Development	(52,032)	(5,997)	(58,029)
Income tax expense	(85,090)	-	(85,090)
10% annual discount for estimated timing of cash flows	(82,746)	(24,425)	(107,171)
Standardized measure of discounted net cash flows	$94,261	$33,664	$127,925

The following table sets forth the principal sources of change in discounted future net cash flows:

	Year Ended December 31, 2012
	NSLP Historical	Acquisition Properties	Pro Forma Total
	(In thousands)
Increase (decrease):
Sales, net of production costs	$(28,235)	$(6,316)	$(34,551)
Net change in sales prices, net of production costs	(93,618)	(21,383)	(115,001)
Changes in estimated future development costs	8,350	-	8,350
Revisions of previous quantity estimates	(5,833)	-	(5,833)
Previously estimated development costs incurred	11,382	-	11,382
Extensions and discoveries	8,688	3,627	12,315
Changes in income taxes	33,532	-	33,532
Other	(8,671)	-	(8,671)
Accretion of discount	15,333	5,249	20,582
Net increase (decrease)	(59,072)	(18,823)	(77,895)
Standardized measure of discounted future net cash flows:
Beginning of year	153,333	52,487	205,820
End of year	$94,261	$33,664	$127,925